Exhibit 10.1

Note Purchase Agreement

This Note Purchase Agreement (this “Agreement”), dated as of January 25, 2024, is entered into by and between Antelope Enterprise Holdings Limited, a British Virgin Islands company (“Company”), and Guoxiang Hu, his successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $4,630,000.00 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”).

C. To induce the Investor to enter into this Agreement, Weilai Zhang (the “Pledgor”), the CEO and Chairman of the Company, agrees to enter into a Stock Pledge agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), attached hereto as Exhibit D, on the date hereof with the Investor, pursuant to which, the Pledgor agrees to pledge all of the Equity Interests (as defined in the Pledge Agreement) of the Company owned by him to the Investor to secure the performance and fulfilment of the Company’s obligations under this Agreement and the Note;

D. This Agreement, the Note, the Pledge Agreement, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1. Purchase of Note. Company shall issue and sell to Investor and Investor shall purchase from Company the Note. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date, the Investor shall pay the Purchase Price to the Company via wire transfer of immediately available funds against the delivery of the Note.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 4 and Section 5 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be January [_], 2024, or another mutually agreed upon date. The closing of the purchase and sale of the Note (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but will be deemed for all purposes to have occurred at the office of Hunter Taubman Fischer & Li LLC in New York. The Company shall deliver an original, “wet ink” executed copy of the Note to the Investor within ten business days of the Closing Date.

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1.4. Collateral for the Note. The Note shall be secured by a security interest in all of the Pledged Collateral (as defined in the Pledge Agreement). The Note shall rank senior to any future indebtedness or obligations incurred by the Borrower.

1.5. Purchase Price. The amount of the “Purchase Price” shall be $4,630,000.00.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the date of this Agreement and the Closing Date: (i) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (ii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; (iii) Investor has experience as an investor in securities of companies listed on the Nasdaq Stock Exchange and acknowledges that Investor has such knowledge and experience in financial or business matters that Investor is capable of evaluating the merits and risks of this investment in the Note and protecting its own interests in connection with this investment; (iv) Investor understands that the Note is characterized as a “restricted security” under the 1933 Act inasmuch as it is being acquired from Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such security may be resold without registration under the 1933 Act only in certain limited circumstances; (v) Investor represent that he is familiar with Rule 144 of the Securities Act, as presently in effect, and understand the resale limitations thereby and by the Securities Act. (vi) Investor understands that the Company is under no obligation to register the Note; (vii) at no time was Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general or advertising or solicitation in connection with the offer, sale and purchase of the Note; (viii) Investor has received or has had full access to all the public information it considers necessary or appropriate to make an informed investment decision with respect to the Note; and (ix) Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Investor or to which Investor had access.

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3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the date of this Agreement and the Closing Date: (i) each of the Company and its subsidiaries (“Subsidiaries”) has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) each of the Company and Subsidiaries is duly qualified as a foreign corporation or company to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Class A ordinary shares, no par value per share (the “Ordinary Shares”), under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act and since December 1, 2022, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (collectively, the “SEC Reports”). As of their respective filing dates, each of the SEC Reports complied in all material respects with the requirements of the Exchange Act and no SEC Reports, when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, the Pledge Agreement and the other Transaction Documents have been duly executed and delivered by Company and/or Pledgor, as applicable, and constitute the valid and binding obligations of Company and/or Pledgor, as applicable, enforceable in accordance with terms hereof and thereof; (vi) the execution and delivery of the Transaction Documents by Company and the Pledgor, as applicable, the issuance of the Note in accordance with the terms hereof, and the consummation by Company or the Pledgor of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s or Subsidiaries’ formation documents (which shall include all agreements among the holders of the equity interests of such entity concerning the organization, operation, governance or management of such entity or the rights and obligations of such holders) and bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company or one of its Subsidiaries is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Ordinary Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or the entering into of the Transaction Documents by the Company or Pledgor; (viii) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company or Pledgor before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person; (ix) neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation the USA Patriot Act) of any governmental authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (x) the Company and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent; (xii) assuming the accuracy of the representations and warranties of the Investor set forth in Section 2 of this Agreement, (A) the Notes will be issued in compliance with all applicable federal and state securities laws and (B) it is not necessary, in connection with the issuance and sale of the Notes to Investor, to register the Note under the Securities Act; (xiii) on the Closing Date and after giving effect to the issuance of the Note, no Event of Default has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute an Event of Default; (xiv) the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act; (xv) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; (xvi) the Company acknowledges that Investor will rely upon the truth and accuracy of, and its respective compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein. For this Agreement purpose, “Material Adverse Effect” means a material adverse effect on (a) the condition, financial or otherwise, operating results, assets, liabilities, operations or business of the Company and the Subsidiaries, taken as a whole, or (b) the ability of the Company or Pledgor to perform any of its or his material obligations under the Transaction Documents.

4. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

4.1. Investor shall have executed this Agreement and delivered the same to Company.

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4.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

4.3. The representations and warranties of Investor in this Agreement shall be accurate in all material respects when made and at the time of the Closing Date.

4.4. Investor shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Company and Pledgor at or prior to the Closing.

5. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

5.1. Company shall have executed this Agreement, and the Note and delivered the same to Investor, and Pledgor shall have executed the Pledge Agreement and delivered the same to Investor.

5.2. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit B evidencing Company’s approval of the Transaction Documents.

5.3. The representations and warranties of Company in this Agreement shall be accurate in all material respects when made and at the time of the Closing Date.

5.4. No Event of Default (as defined in the Note) shall have occurred on or prior to the Closing Date.

5.5. Company and Pledgor shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Company and Pledgor at or prior to the Closing, including but not limited to delivery of certificates evidencing Pledge Collateral to Investor and other obligations as provided in the Pledge Agreement.

5.6. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

5.7. No event or series of events shall have occurred that has had or would reasonably be expected to result in a Material Adverse Effect.

5.8. Reserved.

5.9. The Investor shall have received: (i) completed UCC financing statements in form appropriate for filing for each appropriate jurisdiction as is necessary to perfect the Investor’s security interest in the Pledged Collateral; (ii) to the extent required to be delivered pursuant to the terms of the Pledge Agreement, stock, equity, share or membership certificates evidencing equity interests pledged pursuant to the terms of the Pledge Agreement, together with, where applicable, undated stock or transfer powers duly executed in blank; and (iii) an Acknowledgement of Pledge and Security Interest in the form of Schedule 2 to the Pledge Agreement notifying the transfer agent of the Pledge Agreement. “Loan Party” means each of the Company and the Pledgor.

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6. Covenants

6.1. Affirmative Covenants. The Company covenants that so long as the Note is not fully repaid or unless Investor consents:

(a) The Company shall immediately make such filing and notices in the manner and time as required by SEC, state securities authorities or NASDAQ concerning the Transaction Documents. The Company will at all times preserve and keep in full force and effect its corporate existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(b) The Company shall ensure that Note shall be a senior secured obligation of the Company, with priority over all future indebtedness of the Company, and that the lien in the Pledged Collateral effected by the Pledge Agreement shall be senior to all other liens in such collateral, as provided in the executed Pledge Agreement.

6.2. Negative Covenants. The Company covenants that so long as the Note is not fully repaid or unless Investor consents:

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits.

(b) The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any person.

(c) The Company will not issue, sell, pledge, transfer, grant, otherwise dispose of or encumber any Class B ordinary shares, no par value each, (the “Class B Ordinary Shares”), convertible bonds, bonds with warrants or any other securities convertible into or exercisable for any Class B Ordinary Shares or equity interests, any rights, warrants, options, calls or commitments to acquire or related to any Class B Ordinary Shares, any awards under any bonus, incentive or other compensation plan or arrangement which would result in the right to receive Class B Ordinary Shares or modify or amend any right of any holder of Class B Ordinary Shares.

(d) The Company will not, and will not permit any of its Subsidiaries to, amend or revise its articles of association, bylaws or other constitutional documents.

(e) Neither the Company nor any Subsidiary shall create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any debt, except trade payables incurred and paid in the ordinary course of business.

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(f) As long as the Note is still outstanding, the Company will not issue any Class A ordinary shares, no par value each, of the Company to the Pledgor.

7. Indemnification; Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder until the Note is fully repaid. The Company shall indemnify, defend and hold harmless Investor, all its officers, directors, employees, attorneys, and agents, to the full fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) liabilities, obligations, contingencies, damages, and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees, costs of investigation (collectively, “Losses”), as incurred, arising out of or relating to (i) the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) any breach or inaccuracy in any representation or warranty made by Company contained in this Agreement, or (iii) any breach, violation or non-fulfillment of any covenant, obligation or agreement contained in this Agreement. The Investor shall indemnify, defend and hold harmless the Company, its affiliates and each person controlling the Company (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Company, its affiliates and each such controlling person, to the full fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any breach or inaccuracy in any representation or warranty made by the Investor contained in this Agreement, or any breach, violation or non-fulfillment of any covenant, obligation or agreement contained in the Transaction Documents.

8. Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 8 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

8.1. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party consents to and expressly agrees that the exclusive venue for adjudication of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in New York. For any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in New York, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Company acknowledges that the governing law and venue provisions set forth in this Section 8.1 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 8.1 Investor would not have entered into the Transaction Documents.

8.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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8.3. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.4. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.5. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

8.6. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

8.7. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Antelope Enterprise Holdings Limited

Attn: Hen Man Edmund, Chief Financial Officer

Room 1802, Block D, Zhonghai International Center,

Hi-Tech Zone, Chengdu, Sichuan Province

China

With a copy to (which copy shall not constitute notice):

Hunter Taubman Fischer & Li LLC

Attn: Joan Wu

950 Third Avenue

Floor 18

New York, NY 10022

Email: jwu@htflawyers.com

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If to Investor:

Guoxiang Hu

[ADDRESS]

Email:

Tel:

8.8. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may not be assigned by Investor to a third party, including its affiliates, in whole or in part, without obtaining Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void. Notwithstanding the foregoing, if the Company has identified an individual(s) or entity(ies) that is satisfactory to the Company, to purchase the Note from the Lender, the Lender shall use her best efforts to sell, transfer, and assign the Note to such individual or entity identified by the Company within ten (10) calendar days following receipt of a written notice from the Company, at a price that equal to the Outstanding Balance.

8.9. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor.

8.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.11. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

8.12. Attorneys’ Fees and Cost of Collection. In the event any suit or action is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the applicable adjudicator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

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8.13. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.14. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.15. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

8.16. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

8.17. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

Guoxiang Hu

/s/ Guoxaing Hu

COMPANY:

Antelope Enterprise Holdings Limited

By:	/s/ Hen Man Edmund
Hen Man Edmund, Chief Financial Officer

[Signature Page to Note Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note

Exhibit B	Officer’s Certificate

Exhibit C	N/A

Exhibit D	Pledge Agreement